UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 18, 2007

NVE Corporation
(Exact name of registrant as specified in its charter)

Minnesota	000-12196	41-1424202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11409 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 829-9217

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

     On August 8, 2006, the Securities and Exchange Commission approved an amendment to Nasdaq Marketplace Rule 4350(l), which requires securities listed on the NASDAQ Stock Market, such as our common stock, to be eligible for a Direct Registration System, or DRS. A DRS permits an investor’s ownership of listed companies’ equity securities to be recorded and maintained on the books of the issuers or their transfer agents without the physical issuance of a stock certificate. The new rule does not require companies to participate in a DRS, but it requires all NASDAQ-listed equity securities to be eligible to participate by January 1, 2008.

     In order to ensure that our common stock is DRS eligible, effective December 18, 2007 our Board approved amendments to Article VII of our Bylaws to allow for issuance of shares in either certificated or book entry form. Our registered office and registered agent were also amended.

     Our Bylaws as amended are filed as Exhibit 3.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date December 19, 2007	NVE CORPORATION
(Registrant)

/s/ CURT A. REYNDERS
Curt A. Reynders
Chief Financial Officer

INDEX TO EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description

3	Bylaws of the company as amended by the Board of Directors effective December 18, 2007.